UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

September 12, 2013

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 12, 2013, Extreme Networks, Inc., a Delaware corporation (“Extreme”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Enterprise Networks Holdings, Inc., a Delaware corporation (“Enterprise”), to acquire all of the issued and outstanding capital stock of Enterasys Networks, Inc., a Delaware corporation (“Enterasys”), for a cash purchase price of $180 million, subject to a post-closing working capital adjustment.
Consummation of the transaction is subject to the satisfaction of customary closing conditions, including, among other matters, (i) the expiration of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any statute or governmental order prohibiting or preventing the consummation of the transactions contemplated by the Purchase Agreement, (iii) the delivery by Enterprise of a US GAAP audit opinion letter for Enterasys, (iv) the absence of a material adverse effect with respect to Enterasys, (v) the performance of and compliance with covenants and (vi) the execution and delivery of specified ancillary documents and agreements, including a transition services agreement. Although the consummation of the transaction is not conditioned upon the receipt of any bank financing, Extreme has received a preliminary debt commitment to finance at least $75 million of the purchase price, with the balance to be funded from cash on hand.
The Purchase Agreement includes customary representations, warranties and covenants, as well as covenants requiring Enterprise and certain of its affiliates not to compete with Extreme or to solicit certain employees of Extreme (constituting former employees of Enterasys) for a period of two years from the closing of the transaction. Subject to certain exceptions and limitations, each party agrees to indemnify the other for breaches of representations, warranties and covenants and other specified matters, with Enterprise Networks Holdings, B.V., Enterprise's parent entity, guaranteeing certain obligations of Enterprise to make any payments in connection with such indemnification obligations. The Purchase Agreement also provides Extreme and Enterprise with customary termination rights.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 8.01 Other Events.
On September 12, 2013, Extreme issued a press release announcing the entering into of the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

2.1*	Stock Purchase Agreement, dated September 12, 2013, between Extreme Networks, Inc. and Enterprise Networks Holdings, Inc.

99.1	Press Release of Extreme Networks, Inc.

*
Schedules and exhibits to the Stock Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 13, 2013

EXTREME NETWORKS, INC.

By:	/s/ ALLISON AMADIA
Allison Amadia
Vice President and General Counsel